Exhibit 10.15
AUDIT 236822

Folder: 2304-70
Audit:
LEASE OF PROPERTY
     THIS LEASE (“Lease”) is entered into on the 27th day of May, 2005, between UNION PACIFIC RAILROAD COMPANY (“Lessor”) and CXT INCORPORATED, a Delaware corporation, whose address is 2420 North Pioneer Lane, Spokane, Washington 99216 (“Lessee”).
     IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:
Article I. PREMISES; USE.
     Lessor leases to Lessee and Lessee leases from Lessor the premises (“Premises”) at Grand Island, Nebraska, shown on the print dated November 16, 2004, marked Exhibit A, hereto attached and made a part hereof, subject to the provisions of this Lease and of Exhibit B attached hereto and made a part hereof. The Premises may be used for manufacture of concrete ties for the Lessor’s use, and such other uses as may be permitted in the Agreement referred to in Article II of this Lease, and for no other purpose.
Article II. TERM.
     A. The term of this Lease shall commence as of January 01, 2005, and, unless sooner terminated as provided in this Lease, shall be co-terminus with the term of the Purchase Agreement between Lessor and CXT dated January 21, 2005, which covers the manufacture and production of concrete rail ties for Lessor (“the CXT Tie Agreement”). Upon expiration or termination howsoever of the CXT Tie Agreement, this Lease shall also terminate upon the effective date of expiration or termination of the CXT Tie Agreement.
Article III. RENT.
     A. Lessee shall pay to Lessor, in advance, rent of Sixteen Thousand Five Hundred Thirty Six Dollars ($16,536.00) annually. The rent shall be increased by Three Percent (3%) annually cumulative and compounded.
Article IV. SPECIAL PROVISION — ROADWAY (NON-EXCLUSIVE).
     Subject to the terms and conditions of this Lease, Lessee may construct, use and maintain the roadway shown on the attached exhibit print, provided that:
     A. The roadway is to be strictly private and not intended for, and may not be used for, public purposes.
     B. The use of the roadway is not exclusive. The roadway is to be used jointly with Lessor and others to whom Lessor has given or may give similar rights.
     C. Lessee, at Lessee’s sole cost and expense, shall maintain the roadway in a condition satisfactory to Lessor.

     D. Lessee’s right to construct, maintain and use the roadway is a license and not a lease, and the roadway is not a part of the Premises, except that all of Lessee’s obligations and Lessor’s rights under this Lease regarding the Premises shall also apply to the roadway.
Article V. INSURANCE.
          Lessee shall, at its sole cost and expense, procure and maintain during the term of this Agreement, insurance coverage as set for the in Exhibit C, attached hereto and by this reference incorporated herein.
     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first herein written.

UNION PACIFIC RAILROAD COMPANY		CXT INCORPORATED

By:	/s/ Chris D. Gable	By:	/s/ Stan L. Hasselbusch

	Director — Real Estate		Title: Chief Executive Officer
NOTE: New Lease

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APPROVED, LAW
EXHIBIT B
Section 1. IMPROVEMENTS.
          No improvements placed upon the Premises by Lessee shall become a part of the realty.
Section 2. RESERVATIONS AND PRIOR RIGHTS.
     A. Lessor reserves to itself, its agents and contractors, the right to enter the Premises at such times as will not unreasonably interfere with Lessee’s use of the Premises.
     B. Lessor reserves (i) the exclusive right to permit third party placement of advertising signs on the Premises, and (ii) the right to construct, maintain and operate new and existing facilities (including, without limitation, trackage, fences, communication facilities, roadways and utilities) upon, over, across or under the Premises, and to grant to others such rights, provided that Lessee’s use of the Premises is not interfered with unreasonably.
     C. This Lease is made subject to all outstanding rights, whether or not of record. Lessor reserves the right to renew such outstanding rights.
Section 3. PAYMENT OF RENT.
     Rent (which includes the annual rent and all other amounts to be paid by Lessee under this Lease) shall be paid in lawful money of the United States of America, at such place as shall be designated by the Lessor, and without offset or deduction.
Section 4. TAXES AND ASSESSMENTS.
     A. Lessee shall pay, prior to delinquency, all taxes levied during the life of this Lease on all personal property and improvements on the Premises not belonging to Lessor. If such taxes are paid by Lessor, either separately or as a part of the levy on Lessor’s real property, Lessee shall reimburse Lessor in full within thirty (30) days after rendition of Lessor’s bill.
     B. If the Premises are specially assessed for public improvements, the annual rent will be automatically increased by 12% of the full assessment amount.
Section 5. WATER RIGHTS.
     This Lease does not include any right to the use of water under any water right of Lessor, or to establish any water rights except in the name of Lessor.
Section 6. CARE AND USE OF PREMISES.
     A. Lessee shall use reasonable care and caution against damage or destruction to the Premises. Lessee shall not use or permit the use of the Premises for any unlawful purpose, maintain any nuisance, permit any waste, or use the Premises in any way that creates a hazard to persons or property. Lessee shall keep the Premises in a safe, neat, clean and presentable condition, and in good condition and repair. Lessee shall keep the sidewalks and public ways on the Premises, and the walkways appurtenant to any railroad spur track(s) on or serving the Premises, free and clear from any substance which might create a hazard and all water flow shall be directed away from the tracks of the Lessor.
     B. Lessee shall not permit any sign on the Premises, except signs relating to Lessee’s business.
     C. If any improvement on the Premises not belonging to Lessor is damaged or destroyed by fire or other casualty, Lessee shall, within thirty (30) days after such casualty, remove all

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debris resulting therefrom. If Lessee fails to do so, Lessor may remove such debris, and Lessee agrees to reimburse Lessor for all expenses incurred within thirty (30) days after rendition of Lessor’s bill.
     D. Lessee shall comply with all governmental laws, ordinances, rules, regulations and orders relating to Lessee’s use of the Premises.
Section 7. HAZARDOUS MATERIALS, SUBSTANCES AND WASTES.
     A. Lessee, at Lessee’s expense, shall promptly comply with all present and future federal, state or local laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction, affecting or applicable to the Premises, including, but not limited to the applicable requirements of the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., as heretofore or hereafter amended, and the regulations heretofore or hereafter promulgated pursuant to such Act (collectively “CERCLA”), the Clean Water Act (“CWA”) and other laws or regulations that govern the cleanliness, safety, occupancy and use of the same. If any governmental license(s) or permit(s) shall be required for the proper and lawful conduct of Lessee’s business or other activity carried on from the Premises, then Lessee, at its sole expense, shall duly procure and thereafter maintain such license(s) or permit(s) and submit the same for inspection by Lessor prior to the date on which Lessee commences operations at the Premises pursuant to this Lease and thereafter upon Lessor’s request therefor. Under no circumstances shall Lessee be liable for any Environmental Condition (as such term is defined below) at the Premises to the extent it existed prior to Lessee’s activities at the Premises.
          Lessee shall be responsible for all liabilities, costs, damages, and expenses (“Loss/Damage”) arising in connection with its operations at the Premises, including, without limitation, complying with Environmental Laws (as such term is defined in the CXT Tie Agreement), including but not limited to, compliance in the handling, treating, storage and disposal of Hazardous Materials (as such term is defined in the CXT Tie Agreement) (each, an “Environmental Condition”) at the Premises to the extent resulting from any activity of Lessee, its officers, employees, or agents, whether undertaken in connection with this Lease or otherwise. Lessor shall be responsible for Loss/Damage arising in connection with any Environmental Condition at the Premises to the extent not resulting from any activity of Lessee, its officers, employees, or agents. Lessee shall not be responsible for any Loss/Damage arising in connection with any Environmental Condition resulting from the activities of the Wood Tie Re-hab Contractor (as such term is defined in the CXT Tie Agreement) at the Premises; any such Loss/Damage shall be allocated pursuant to agreement between Lessor and the Wood Tie Re-hab Contractor.
     Nothing contained herein shall be construed or interpreted as making Lessor an owner, operator, generator, arranger or a transporter of any Hazardous Materials or an operator of a treatment, storage or disposal facility pursuant to the provisions of CERCLA, RCRA, or any other federal, state or local laws, statutes, rules and regulations governing the generation, treatment, storage and disposal of Hazardous Materials and non-Hazardous Materials, except with respect to Loss/Damage it has assumed pursuant to the immediately preceding paragraph.
     If, based on the operations of Lessee at the Premises, Lessor shall be interpreted to be an owner, operator, generator or a transporter of Hazardous Materials or a generator, arranger or operator of a treatment, storage or disposal facility under RCRA, CERCLA or any state statute governing the treatment, storage and disposal of Hazardous Materials, Lessee agrees to indemnify, hold harmless and defend Lessor from and against any and all Loss/Damage resulting from such an interpretation.
     Lessee shall protect, defend, indemnify and hold harmless Lessor and any parent, subsidiary or

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affiliate of Lessor, the officers, directors, shareholders and employees of Lessor and any such parent, subsidiary or affiliate of Lessor, and the successors and assigns of any of the foregoing from and against any and liabilities, losses, damages, claims, demands, causes of action, costs and expenses, fines and penalties, of whatsoever nature (including, without limitation, court costs and reasonable attorneys’ fees and the cost and expense of cleaning, restoration, containment, remediation, decontamination, removal, investigation, monitoring or closure), arising out of or resulting from (a) any Environmental Condition, or any federal, state or local law, ordinance, rule or regulation applicable thereto, including, without limitation, RCRA or CERCLA, for which Lessee is allocated responsibility pursuant to this Section 7, (b) the use by Lessee of Hazardous Materials at the Premises for any purpose regardless of Lessor’s consent to such use, and (c) any Hazardous Materials which otherwise first become present in, on or under the Premises as a result of any acts of Lessee.
Section 8. UTILITIES.
     A. Lessee will arrange and pay for all utilities and services supplied to the Premises or to Lessee.
     B. All utilities and services will be separately metered to Lessee. If not separately metered, Lessee shall pay its proportionate share as reasonably determined by Lessor.
Section 9. LIENS.
     Lessee shall not allow any liens to attach to the Premises for any services, labor or materials furnished to the Premises or otherwise arising from Lessee’s use of the Premises. Lessor shall have the right to discharge any such liens at Lessee’s expense.
Section 10. ALTERATIONS AND IMPROVEMENTS; CLEARANCES.
     A. Except as otherwise provided in the CXT Tie Agreement, no alterations, improvements or installations may be made on the Premises without the prior consent of Lessor. Such consent, if given, shall be subject to the needs and requirements of the Lessor in the operation of its Railroad and to such other conditions as Lessor determines to impose. In all events such consent shall be conditioned upon strict conformance with all applicable governmental requirements and Lessor’s then-current clearance standards.
     B. Except as otherwise provided in the CXT Tie Agreement, all alterations, improvements or installations shall be at Lessee’s sole cost and expense.
     C. Lessee shall comply with Lessor’s then-current clearance standards, except (i) where to do so would cause Lessee to violate an applicable governmental requirement, or (ii) for any improvement or device in place prior to Lessee taking possession of the Premises if such improvement or device complied with Lessor’s clearance standards at the time of its installation.
     D. Any actual or implied knowledge of Lessor of a violation of the clearance requirements of this Lease or of any governmental requirements shall not relieve Lessee of the obligation to comply with such requirements, nor shall any consent of Lessor be deemed to be a representation of such compliance.
Section 11. AS-IS.
     Lessee accepts the Premises in its present condition with all faults, whether patent or latent, and without warranties or covenants, express or implied. Lessee acknowledges that Lessor shall have no duty to maintain, repair or improve the Premises.
Section 12. RELEASE AND INDEMNITY.

IND LS 11/15/99
APPROVED, LAW
     A. Lessor agrees to indemnify Lessee against all loss resulting from personal injury to the extent proximately caused by the active negligence of Lessor, its agents, employees or others entering the Premises for or on behalf of Lessor. Lessee agrees to indemnify Lessor against all loss resulting from personal injury incident to the activities conducted by Lessee on the Premises, except to the extent otherwise provided in the preceding sentence of this Section 12.A.
     B. Where applicable to a loss, the liability provisions of any contract between Lessor and Lessee covering the carriage of shipments or trackage serving the Premises shall govern such loss and shall supersede the provisions of this Section 12.
     C. No provision of this Lease with respect to insurance shall limit the extent of the release and indemnity provisions of this Section 12.
Section 13. TERMINATION.
     Upon expiration or termination howsoever of the CXT Tie Agreement, this Lease shall also terminate upon the effective date of expiration or termination of the CXT Tie Agreement.
Section 14. LESSOR’S REMEDIES.
     Lessor’s remedies for Lessee’s default are to (a) enter and take possession of the Premises, without terminating this Lease, and relet the Premises on behalf of Lessee, collect and receive the rent from reletting, and charge Lessee for the cost of reletting, and/or (b) terminate this Lease as provided in Section 13 A) above and sue Lessee for damages, and/or (c) exercise such other remedies as Lessor may have at law or in equity. Lessor may enter and take possession of the Premises by self-help, by changing locks, if necessary, and may lock out Lessee, all without being liable for damages.
Section 15. VACATION OF PREMISES; REMOVAL OF LESSEE’S PROPERTY.
     A. Upon termination howsoever of this Lease, (i) Lessee shall have peaceably and quietly vacated and surrendered possession of the Premises to Lessor, without Lessor giving any notice to quit or demand for possession, (ii) track materials at the Premises will revert to Lessor for $1 on an “as is where-is” basis, and (iii) Lessee shall be responsible for proper closure of its facilities at the Premises under applicable laws and regulations existing at the time of the closure and return of the Premises substantially to its original condition on the date Lessee first took possession, ordinary wear and tear excepted. Within ninety (90) days following the termination of this Lease, Lessee shall remove the Batch Plant, the New Technology equipment, non-UP inventory, raw materials, the gantry crane and associated rail, and office equipment and rail from the Premises, leaving structures, foundations and similar improvements; provided, however, that the foregoing removal obligations of Lessee shall not apply to any item or material owned or placed at the Premises by the Wood Tie Re-hab Contractor (capitalized terms in this sentence not defined in this Lease shall the meanings given them in the CXT Tie Agreement).
     B. If Lessee has not completed such removal and restoration within ninety (90) days after termination of this Lease, Lessor may, at its election, and at any time or times, (i) perform the work and Lessee shall reimburse Lessor for the cost thereof within thirty (30) days after bill is rendered, and/or (ii) treat Lessee as a holdover tenant at will until such removal and restoration is completed.
Section 16. FIBER OPTICS.
     Lessee shall telephone Lessor during normal business hours (7:00 a.m. to 9:00 p.m., Central Time, Monday through Fridays, except for holidays) at 1-800-336-9193 (also a 24-hour, 7-day number for emergency calls) to determine if fiber optic cable is buried on the Premises. If cable is buried on the Premises, Lessee will telephone the telecommunications company(ies), arrange for a cable locator, and make arrangements for relocation or other protection of the cable. Notwithstanding compliance by Lessee with this Section 16, the release and indemnity provisions of Section 12 above shall apply fully to any damage or destruction of any telecommunications system.

IND LS 11/15/99
APPROVED, LAW
Section 17. NOTICES.
     Any notice, consent or approval to be given under this Lease shall be in writing, and personally served, sent by reputable courier service, or sent by certified mail, postage prepaid, return receipt requested, to Lessor at: Union Pacific Railroad Company, Attn: General Manager — Real Estate, Real Estate Department, 1400 Douglas Street, Mail Stop 1690, Omaha, Nebraska 68179-1690; and to Lessee at the above address, or such other address as a party may designate in notice given to the other party. Mailed notices shall be deemed served five (5) days after deposit in the U.S. Mail. Notices which are personally served or sent by courier service shall be deemed served upon receipt.
Section 18. ASSIGNMENT.
     A. Lessee shall not sublease the Premises, in whole or in part, or assign, encumber or transfer (by operation of law or otherwise) this Lease, without the prior consent of Lessor, which consent may be denied at Lessor’s sole and absolute discretion. Any purported transfer or assignment without Lessor’s consent shall be void and shall be a default by Lessee.
     B. Subject to this Section 18, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.
Section 19. CONDEMNATION.
     If, as reasonably determined by Lessor, the Premises cannot be used by Lessee because of a condemnation or sale in lieu of condemnation, then this Lease shall automatically terminate. Lessor shall be entitled to the entire award or proceeds for any total or partial condemnation or sale in lieu thereof, including, without limitation, any award or proceeds for the value of the leasehold estate created by this Lease. Notwithstanding the foregoing, Lessee shall have the right to pursue recovery from the condemning authority of such compensation as may be separately awarded to Lessee for Lessee’s relocation expenses, the taking of Lessee’s personal property and fixtures, and the interruption of or damage to Lessee’ business.
Section 20. ATTORNEY’S FEES.
     If either party retains an attorney to enforce this Lease (including, without limitation, the indemnity provisions of this Lease), the prevailing party is entitled to recover reasonable attorney’s fees.
Section 21. ENTIRE AGREEMENT.
     This Lease is the entire agreement between the parties, and supersedes all other oral or written agreements between the parties pertaining to this transaction. Except for the unilateral redetermination of annual rent as provided in Article III., this Lease may be amended only by a written instrument signed by Lessor and Lessee.

Exhibit C

Ehibit C Page 1 of 5 Client 15056 .. LBFOST —
ACORD CERTIFICATE OF LIABILITY INSURANCE DATE(MM/DD/YYYY) 01/11/05 PRODUCER The HDH Group, Inc. P&C US Steal Tower, Suits 1100 600 THIS CERTIFICATE IS ISSUED AS A MATTER OF Grant Street INFORMATION ONLY AND CONFERS NO Pittsburgh, PA I HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR 15219-2804 ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW INSURERS AFFORDING COVERAGE NAIC # INSURED i nsured L.B. Foster Company CXT,lnc. 415 Holiday Drive Pittsburgh, PA 15220 INSURER A: St. Paul Travelers 25658 INSURER B: INSURER C: INSURER D: INSURER E:
COVERAGES
THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WITCH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURENCE AFFORDED BY THE POLICIES DESCRIBED HERE IN IS SUBJECT TO ALL THR TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
ADD NSR TYPE OF INSURANCE POLICY NUMBER POLICY LIMITS EFFECTIVE DATE(MM/DD/YY) GENERAL LIABILITY EACH OCCURRENCE COMMERCIAL DAMAGE TO RENTED PREMISES GENERAL LIABILITY (E occurrence) CLAIMS MADE OCCUR MED EXP (Any one person) PERSONAL & ADV INJURY GENERAL AGGREGATE
GENL AGGREGATE LIMIT APPLIES PER: PRODUCTS — COMP/OP POLICY PROJECT LOC AGG A A AUTOMOBILE LIABILITY 8100308B464TIL05 01/01/05 01/01/06 COMBINED SINGLE $1, 000,000 CAP200D8675COF05 01/01/05 01/01/06 LIMIT (Ea accident X ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS HIRED AUTOS NON-OWNED AUTOS PHYSICAL DAMAGE BODILY INJURY Per $ person) X $ X X PROPERTY DAMAGE (Per $ accident) IS SELF-INSURED GARAGE LIABILITY AUTO WILY — EA ACCIDENT ANY AUTO OTHER THAN EA ACC AUTO ONLY: AGG EXCESSJUMBRELLA LIABILITY OCCUR EACH OCCURRENCE | | CLAIMS MADE
—
AGGREGATE DEDUCTIBLE RETENTION $ WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY ANY WC STATUTORY LIMITS PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? OTHER SPECIAL PROVISIONS below
EL EACH ACCIDENT $ E.L DISEASE — EA $ EMPLOYEE E.L. DISEASE • $ POLICY LIMIT OTHER
DESCRIPTION Of OPERATIONS / LOCATIONS / VEHICLES / EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS
he above referenced policy Includes a Workers’ Compensation & Employee exclusion which applies only to LB Foster’s employees. The above referenced policy doss not Include a railroad exclusion or explosion, collapse and underground hazard exclusion. Severability of interest Is (See Attached Descriptions)
CERTIFICATE HOLDER CANCELLATION
Union Pacific Railroad SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OP ANY KIND UPON THE INSURER. TO AGENTS OR, REPRESENTATIVES. AUTHORIZEDREPRESENTATIVE

Exhibit C

IMPORTANT
If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).
If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).
DISCLAIMER
The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.
ACORD 25-S (2001/08) 2 of 3 #M104846

Exhibit C

DESCRIPTIONS (Continued from Page 1)

Included in the policy form.
AMS 25.3 (2001/08) 3 of 3 #M104846

Exhibit C

AMS 25.3 (2001/08) 3 of 3 #M104846
Exhibit C Page 4 of 5
CERTIFICATE OF INSURANCE CLE-001179812-10 THIS CERTIFICATE IS ISSUED AS A MATTER FERS NO RIGHTS UPON THE CERTIFICATE THE POLICY, THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED
MARSH BY THE POLICIES DESCRIBED HEREIN.
PRODUCER Marsh USA Inc. Six PPG Place, Suite 300 Pittsburgh, PA 16222 Attn: Myles Rooney (412) 552-5160 051823-ALL-05/06 L.B.
COMPANIES AFFORDING COVERAGE
COMPANY A STEADFAST INSURANCE COMPANY
INSURED L. B. FOSTER COMPANY ATTN: David Russo PO Box 2806 Pittsburgh, PA 15230 COMPANY B ZURICH INSURANCE COMPANY
COMPANY C SENTRY INSURANCE COMPANY
COMPANY D.
I
THIS IS TO CERTIFY THAT POLICIES OF INSURANCE DESCRIBED HEREIN HAVE BEEN ISSUED TO THE INSURED NAMED HEREIN FOR THE POLICY PERIOD INDICATED,
PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, CONDITIONS AND EXCLUSIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. CO TYPE OF INSURANCE POLICY NUMBER POLICY EFFECTIVE POLICY LIMITS DATE (MM/DD/YY) EXPIRATION DATE (MM/DD/YY) A GENERAL LIABILITY [X] SCO 3872553-03 GENERAL 01/01/05 01/01/06 GENERAL $ 2,000,000 COMMERCIAL GENERAL LIABILITY LIABILITY AGGREGATE CLAIMS MADE [ X ] OCCUR OWNER’S & CONTRACTOR’S PROT [X] DEDUCTIBLE — $ 250,000/occi [X] $1,000,000 Ded. Aggregate Ded. Aggregate PRODUCTS . COMP/OP $ 2,000,000 AGG PERSONAL | ADV $ 1,000,000 INJURY EACH OCCURRENCE $ 1,000,000 FIRE DAMAGE (Any one $ 300,000 fire) MED EXP (Any one $ 10,000 person) AUTOMOBILE LIABILITY COMBINED SINGLE $ LIMIT ANY AUTO ALL OWNED AUTOS BODILY INJURY (Per $ person) SCHEDULED AUTOS HIRED AUTOS BODILY INJURY (Per $ accident) NON-OWNED AUTOS PROPERTY DAMAGE $ OARAGE LIABILITY AUTO ONLY — EA ACCIDENT ANY AUTO OTHER THAN AUTO ONLY: EACH ACCIDENT $ AGGREGATE $ B EXCESS LIABILITY AUC 9378203-01 01/01/05 01/01/06 EACH OCCURRENCE $ 10,000,000 X UMBRELLA FORM AGGREGATE $ 10,000,000 OTHER THAN UMBRELLA $ 1,000,000 FORM
WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY THE PROPRIETOR/ [X] INCL PARTNERS/EXECUTIVE C OFFICERS ARE: 90-14714-01 (AOS)) 90-14714-02 01/01/06 C | EXCL (MA & OR) 01/01/05 1/01/05 01/01/06 x EL EACH ACCIDENT EL DISEASE-POLICY $ 1,000,000 LIMIT EL DISEASE-EACH $ 1,000,000 EMPLOYEE OTHER DESCRIPTION OF OPERATIONS/LOCATIONS/VEHtOSS/SPECIAL ITEMS Union Pacific Railroad is named Additional Insured but only with regard to those sums that L. B. Foster Company becomes legally obligated to pay as damages because of bodily Injury or property damage to which this general liability policy applies. Includes a Waiver of Subrogation where permitted by law. The exclusions for railroads (except where the Job Site is more than fifty feet (50’) from any railroad Including but not limited to tracks, bridges, tresties, roadbeds, terminals, underpasses or crossings), and explosion, collapse and underground hazard shall be removed. | SHOULD ANY OP THE POLICIES DESCRIBED HEREIN BE CANCELLED THE EXPIRATION DATE THEREOF, Union Pacific THE INSURER AFFORDING COVERAGE WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE Railroad 1416 Dodge CERTIFICATE HOLDER NAMED HEREIN, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO Street Omaha, NE 0BLIGATION OR LIABILITY OF ANY KIND WON THE INSURER AFFORDING COVERAGE, ITS AGENTS OR
68179 REPRESENTATIVES, OR THE ISSUER OF THIS CERTIFICATE.
MARSH USA INC. ;
/s/ R Scott Holden OF: 01/21/05

Exhibit C

Exhibit C Page 5 of 5 ADDITIONAL INFORMATION DATE (MM/DD/YY)
01/21/051
PRODUCBR Marsh USA Inc. Six PPG Place, Suite 300 Pittsburgh, PA 15222 Attn: Myles Rooney (412) 552-5160
051823-ALL-05/06 L.B.
COMPANIES AFFORDING COVERAGE COMPANY
E COMPANY F INSURED L. B. FOSTER COMPANY ATTN: David Russo PO COMPANY Box 2806 Pittsburgh, PA 15230 G COMPANY H
TEXT
The Workers Compensation policy contains an Alternate Employer Endorsement in favor of the Union Pacific Railroad. The General Liability Policy Includes an endorsement providing Severability of Interest. The Umbrella Policy follows forms.
CERTIFICATE HOLDER
Union Pacific Railroad 1416 Dodge Street Omaha, NE 68179 MARSH USA INC. BY /s/ R Scott Holder